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                                                                      EXHIBIT 21


                             PAINE WEBBER GROUP INC.
                         SUBSIDIARIES OF THE REGISTRANT


       A list of significant direct and indirect subsidiaries, all of which are consolidated, of Paine Webber Group Inc. (the "Company") as of December 31, 1997 and the state or jurisdiction in which organized follows. In each case, 100% of the voting securities are owned directly or indirectly by the Company. Certain subsidiaries have been omitted because, in the aggregate, they do not constitute a significant subsidiary.



                                                               State or
                                                           jurisdiction of
                                                           incorporation or
     Name                                                    organization


PaineWebber Incorporated                                      Delaware

Mitchell Hutchins Asset Management Inc.                       Delaware

PaineWebber International (U.K.) Ltd.                         United Kingdom

Paine Webber Real Estate Securities Inc.                      Delaware